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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

(Amendment No. 4)

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

Social Detention, Inc.

Corporate:

Social Detention, Inc.

3000 F Danville Blvd. Suite 145

Alamo, California 94507

925-575-4433

www.sodetention.com

Best Efforts Offering of 500,000,000 Common Stock Shares
Offering Price per Common Stock Share: $0.01 USD

The proposed sale will begin as soon as practicable after this Offering Circular has qualified by the Securities and Exchange Commission. A maximum of 500,000,000 Common Stock Shares are being offered to the public at $0.001 per Share by the Company. A maximum of $5,000,000 will be received by the Company from the offering.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 500,000,000 Common Stock Shares by the Company, (2) One Year from the date that this Offering is Qualified by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary of this Offering being Qualified by the United States Securities and Exchange Commission as so determined by the Company’s Management (the “Offering Period”).

The United States Securities and Exchange Commission (the “SEC”) does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	–	$0.001	$0.00	$0.001
	500,000,000	0.001	0.00	5,000,000
Total Maximum	500,000,000	$0.001	$0.00	$5,000,000
Common Shares by Selling Shareholders	–	$–	$–	$–

1)	We are offering a maximum of 500,000,000 shares of common stock at the price indicated.

2)	Additional Fees for Legal Review and Opinion(s), Accounting Costs, Underwriting fees, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $5,000 USD. Any costs above $5,000 will be paid by funds raised.

3)	The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other appropriate and legal independent referral sources. As of the date of this Offering Statement, no selling agreements had been entered into by the Company with any Broker Dealer firms. Selling commissions up to 10% may be paid to Broker Dealers who are members of FINRA and are registered with the SEC with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker Dealers in the form of Common Stock or Stock Options with the Company which will not exceed 10% of the value of the Shares sold. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular. In the event the company engages the services of a Broker Dealer or Underwriter post-qualification of the Offering, the Company shall file a post-qualification amended registration statement with the United States Securities and Exchange Commission disclosing the terms and conditions of the engagement with the Broker Dealer and/or Underwriter.

4)	The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

DATED: November 24, 2020

THE COMPANY IS CURRENTLY TRADING ON THE OTC MARKETS PINK TIER UNDER THE SYMBOL SODE.

ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAINST THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURATE OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION, HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, THE COMPANY ENCOURAGES YOU TO REVIEW RULE 251 (d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, THE COMPANY ENCOURAGES YOU TO REFER TO WWW.INVESTOR.GOV

THE COMPANY IS FOLLOWING THE “OFFERING CIRCULAR” FORMAT OF DISCLOSURE UNDER REGULATION A

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THIS OFFERING STATEMENT CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING STATEMENT.

THIS OFFERING STATEMENT CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING STATEMENT.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING STATEMENT OR SELLING LITERATURE.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING STATEMENT, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING STATEMENT, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING STATEMENT NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

THIS OFFERING STATEMENT MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING STATEMENT FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

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ITEM 3. SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky. You should be able to bear a complete loss of your investment. You should carefully consider the following factors, including those listed in this Securities Offering.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•	An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;
•	An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;
•	An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and
•	Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earliest of (i) when the Company has $1.0 Billion or more in annual revenues, (ii) when the Company has at least $700 Million in market value of the Company’s Common Units held by non-affiliates, (iii) when the Company issues more than $1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

THE MARKETS IN WHICH THE COMPANY OPERATES ARE HIGHLY COMPETITIVE AND THE COMPANY MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST NEW ENTRANTS AND ESTABLISHED COMPANIES WITH GREATER RESOURCES.

The Company competes in markets that are new, intensely competitive, highly fragmented and rapidly changing. Many of the Company’s current competitors, as well as a number of the Company’s potential competitors, have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than the Company does. Some of the Company’s current or potential competitors have the financial resources to withstand substantial price competition. Moreover, many of the Company’s competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations, including relationships with many of the Company’s potential customers. The Company’s competitors may be able to respond more quickly than the Company can to new or emerging opportunities and changes in customer requirements.

Increased competition could result in:

•	Price and Revenue Reductions and Lower Profit Margins;
•	Increased Cost of Service from subcontractors, electricians, plumbers, etc.
•	Loss of Customers; and
•	Loss of Market Share

Any one of these could materially and adversely affect the Company’s business, financial condition and results of operations.

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The Company’s Business Will Suffer if the Business is Not Able to Generate Sufficient Revenues Through Its Subsidiaries

The Company has had only limited resources to provide its subsidiaries with the support they need for marketing, sales, asset purchasing, and Backoffice support. Although SODE can help in some regards, until there is sufficient capitalization, the revenue growth of the companies could take longer than expected in order to create a sustainable positive net cashflow event.

If the Company Fails to Promote and Maintain Its Brand in the Market, the Company’s Business, Operating Results, Financial Condition, and Its Ability to Attract Customers will be Materially Adversely Affected

The Company’s success depends on the Company’s ability to create business through its acquired subsidiaries, such as the Company’s subsidiary RL Consulting. This may require a significant amount of capital to allow the Company to market the Company’s subsidiary companies, and to establish brand recognition and customer loyalty. Many of the Company’s competitors in this market are larger than the Company and have substantially greater financial resources than that of the Company. Additionally, many of the companies offering similar products have already established their brand identity within the marketplace. The Company can offer no assurances that it will be successful in establishing awareness of the Company’s subsidiaries, allowing the Company to compete in this market. The importance of brand recognition will continue to increase because of low barriers of entry to the industries in which the Company’s subsidiaries operates and may result in an increased number of direct competitors. To promote the Company’s subsidiary brands, the Company may be required to continue to increase its financial commitment to creating and maintaining the Company’s subsidiary brand awareness. The Company may not generate a corresponding increase in revenue to justify these costs.

The Company is Reliant on Key Individuals

The Company currently is heavily reliant on the services of Mr. Robert Legg, the Company’s Chief Executive Officer and Chief Accounting Officer. The departure or loss of Mr. Legg may negatively affect the Company’s business, until a suitable replacement can be found in a timely manner. Mr. Legg has been approved for a $250,000 term life insurance policy at a preferred rate which will be purchased upon initial funding with the death benefit being paid to the company.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly. Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering. Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Control by a Limited Number of Shareholder

Upon completion of this Offering, the Company’s Management will own approximately 99% of the Company’s outstanding stock votes of the Company, via its ownership of all the series A preferred super voting shares. As a result, even if all of the Shares being offered for sale by this Offering are sold, the Company’s Management will control the election of the directors of the Company and the outcome of any vote on any other matter.

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The Company’s Revenues and Operating Results May Fluctuate

The Company’s revenues and operating results may fluctuate from quarter-to-quarter and year-to-year, and are likely to continue to vary due to a number of factors, many of which are not within the Company’s control. Thus, revenues and operating results for any future period are not predictable with any significant degree of certainty. For these reasons, comparing the Company’s operating results on a period-to-period basis may not be meaningful. Investors should not rely on the Company’s past results as an indication of the Company’s future performance. Fluctuations in the Company’s operating results, and financial condition may occur due to a number of factors, including, but not limited to, those listed below and those identified through this “Risk Factors” section:

•	The extent of turnover of the Company’s customers in any period;
•	Development of new competitive Services by others;
•	The Company’s response to price competition;
•	Delays between the Company’s expenditures to develop and market new Products and Services in new areas and the generation of sales from those new Products and Services;
•	Changes in the amount that the Company spends to promote its Subsidiary Companies and Services;
•	General economic and industry conditions that affect the Company’s potential customers; and
•	Changes in accounting rules and tax laws.

Due to the foregoing factors, Investors should not rely on quarter-to-quarter or year-to-year comparisons of the Company’s operating results as an indicator of future performance.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will continue to be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no significant revenue, all expenditures during the development stage have been recorded as pre-operating losses.

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Certain Factors Related to the Company’s Common Stock

Because the Company’s Common Stock may be considered a “penny stock,” and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to “penny stock” (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain “sales practice requirements” for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional “qualified investors”), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder’s investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock may in the future be listed on the OTC Markets including OTC Pink Markets, “OTCQB” or “OTCQX”, where there is a great chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Secondary Market

The Company’s common Stock is currently trading on the OTC Markets Pink current tier (OTCPink: SODE), There are no assurances that the Company’s Common Stock will ever be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Common Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Common Stock may be adversely affected.

The Company’s Securities initially will be listed for trade on the OTC Pink Market under trading symbol SODE

The Company’s common Stock is currently trading on the OTC Markets Pink current tier (OTCPink: SODE). There can be no assurance that an active trading market for the Company’s Common Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Common Stock may be adversely affected.

Shares of the Company’s Common Stock is Subject to the Penny Stock Rules

The Company’s common Stock is currently trading on the OTC Markets Pink current tier (OTCPink: SODE), which may well make it difficult for a purchaser of Shares of the Company’s Common Stock to sell all, or a party of the Common Stock Shares when the purchasers wish, or, if the Common Stock Shares can be sold, to get what the purchaser may consider to be an adequate price for the Common Stock Shares. The Shares of the Company’s Common Stock may trade at prices which make them subject to the United States Securities and Exchange Commission’s “Penny Stock Rules”, which may also limit the liquidity of the Common Stock Shares, or adversely affect the price at which the Common Stock Shares can be sold, or both.

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The Company Cannot Assure Investors that the Market for the Company’s Common Stock Will Continue at any Trading Volume, or that the Market Price of Shares of the Company’s Common Stock Will Not Decline

The Company cannot predict the prices at which the Company’s Common Stock will trade. The offering price for the Shares being sold in this Offering has been determined by the Company based largely on the Company’s perception of the amount of money in which the Company needs to raise at this time to grow the Company. The Company cannot assure you that the Offering price per Share will bear any relationship on the market price of the Company’s Common Stock may trade.

The Market Price for the Company’s Common Stock May Fluctuate Significantly

The market price and liquidity of the market for the Company’s Shares of Common Stock that will prevail in the market may be higher or lower than the price that Investors of the Company’s Common Stock pay for the Common Stock at the time of purchase, and may be significantly affected by numerous factors, some of which are beyond the control of the Company, and may not be directly related to the Company’s operating performance. These factors include, but are not limited to:

•	Significant volatility in the market price and trading volume of securities of companies in the Company’s Market Sector, which is not necessarily related to the operating performance of these companies;
•	The mix of products that the Company provides during any period;
•	Delays between the Company’s expenditures to develop and market the Company’s products, and the generation of sales from those marketing efforts;
•	Changes in the amount that the Company spends to expand its products to new areas, or to develop new products;
•	Changes in the Company’s expenditures to promote its services;
•	Announcements of acquisitions by the Company, or one of the Company’s competitors;
•	Changes in regulatory policies or tax guidelines;
•	Changes or perceived changes in earnings, or variations in operating results;
•	Any shortfall in revenue, or net income, or any increase in losses from levels expected by Investors or securities analysts; and
•	General economic trends and other external factors.

If Equity Research Analysts Do Not Publish Research Reports about the Company, of if the Research Analysts Issue Unfavorable Commentary or Downgrade the Company’s Common Stock Shares, the Price of the Company’s Common Stock Shares Could Decline

The trading market for the Company’s Common Stock Shares may come to rely in part on the research and reports that equity research analysts publish about the Company, and the Company’s business. The Company does not have control over research analysts, and the Company does not have commitments from research analysts to write research reports about the Company. The price of the Company’s Common Stock Shares could decline if one or more equity research analysts downgrades the Company’s Common Stock Shares, issues an unfavorable commentary, or ceases publishing reports about the Company.

Future Sales of the Company’s Shares Could Reduce the Market Price of the Company’s Common Stock Shares

The price of the Company’s Common Stock could decline if there are substantial sales of the Company’s Common Stock, particularly by the Company’s Directors or its Executive Officer(s), or when there is a large number of Shares of the Company’s Common Stock available for sale. The perception in the public market that the Company’s Stockholders might sell the Company Shares could also depress the market price of the Company’s Shares. If this occurs, or continues to occur, it could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

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Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

•	The Company’s degree of success in capturing a larger portion of its market;
•	The costs of establishing or acquiring sales, marketing, and distribution capabilities for the Company’s services;
•	The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and
•	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally, future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock

Offering Price

The price of the Securities offered has been arbitrarily established by our current Officers and Directors, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, and applicable state securities laws. If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities. If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

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ITEM 4. DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 50% and 25% of the shares offered for sale in this Offering:

Percentage of shares offered that are sold	100%	50%	25%

Price to the public charged for each share in this Offering	$0.01	$0.01	$0.01

Historical net tangible book value per share as of June 30, 2020	$0.01	$0.01	$0.01

Decrease in net tangible book value per share attributable to new investors in this Offering (2)	$0.003	$0.005	$0.007

Net tangible book value per share, after this Offering	$0.007	$0.005	$0.003

Dilution per share to new investors	30%	50%	70%

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

ITEM 5. PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 500,000,000 Common Stock Shares by the Company, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis and initially without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

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Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold.

The Securities to be offered with this proposed offering shall be initially offered by the Company, mainly by Mr. Robert Legg, the Company’s Chief Executive Officer. The Company may engage members of the Financial Regulatory Authority (“FINRA”) and is registered with the SEC to sell the Securities for the Company, though the Company has not yet engaged the services of any FINRA Broker Dealer. The Company will offer the securities to prospective investors on a “best efforts” basis.

The Company anticipates that any FINRA Broker Dealer will receive selling commissions of up to ten percent (10%) of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager, may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Purchaser Questionnaire and Subscription Agreement and Form W-9 to Social Detention, Inc. and either mail or wire funds for its total subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Statement, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Statement. This Offering is made only by means of this Offering Statement and prospective Investors must read and rely on the information provided in this Offering Statement in connection with their decision to invest in the Securities.

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ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $5,000,000 from the sale of Securities in this Offering. The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

C.    Sale of Company Common Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Total Proceeds
Proceeds from Sale of Securities	$4,500,000	90.0%	$20,000	80.0%

D.   Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Minimum Proceeds
Offering Expenses	$500,000	10.0%	$5,000	20.0%

Footnotes:

1)	We are offering a maximum of 500,000,000 Stock Shares to be sold by the Company at the price indicated
2)	We expect to incur offering and registration expenses.
3)	Additional Fees for Legal Review and Opinion(s), Accounting Costs, Underwriting fees, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $5,000 USD. Any costs above $5,000 will be paid by other funds raised by the Company.
4)	The Securities to be offered with this proposed offering shall be initially offered by the Company, mainly by Mr. Robert Legg, the Company’s Chief Executive Officer. The Shares will be offered on a “best efforts” basis by the Company’s Officers, directors and Employees, and may be offered through Broker Dealers who are registered with the Financial Industry regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering circular, no selling agreements
5)	The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

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USE OF INVESTMENT FUNDS: USAGE OF FUNDS

The above figures only represent estimates.

The application of the investment proceeds of this Offering, in the event the entire Offering is not sold, will be at the discretion of the Management of the Company.

The following table represents the usage of funds from this offering. Note , if less than the maximum is obtained, the same amount allocated towards each use will be pro-rata based upon the same percentages.

Bond Collateral -$2 million (40%)
Goes to bond collateral which would allow the company to bid and secure up to $20 Million in concurrent bond work.

Labor Carrying Costs $2 million (40%)
This amount is used to cover the increased labor carrying costs, which with the added work and the 60 day cycle of mandatory payment from the public works projects allows the company to cover its new costs.

Operating Expenses $500,000 (10%)
This amount shall be allocated to covering operating expenses and the acquisition of lease equipment used for various projects, materials and other short term needs of capital.

ITEM 7. DESCRIPTION OF BUSINESS:

Who We Are:

Social Detention Inc., is an operating company in the construction of infrastructure in the public works sector. It has been awarded contracts with California public schools to rebuild classrooms and buildings. It has also been awarded work to rebuild roads and drainage for California Cities. To do this work, the company hires sub-contractors to do the actual labor (i.e. electrical, plumbing, grading work etc.) as the company pays for the materials directly. The company also pays for the bond to insure the entire project. It is poised to expand operations via the expansion of its bond lines which will allow it to bid on more projects and it intends to leverage its position by acquiring many of its sub-contractors. Furthermore, the company intends to capitalize on industry leadership and bidding expertise to entice many long time owners of complementary businesses to sell out and retire. SODE will also be looking to acquire companies with complimentary markets, such as manufacturing of materials and material handling companies. in order to leverage their existing marketplace and distribution channels to cross market products from its subsidiary companies. The Company’s revenues to date are the result of construction of public works projects as described above for California cities and public-school districts.

Market Opportunity:

The US infrastructure industry is expected to grow steadily over the forecast period (2019-2022). The total output value of the infrastructure construction market reached US$326.6 billion in 2017 up from US$321.2 billion in 2012 - and will rise to US$396 billion in 2022 (in nominal value terms), corresponding to a 3.9% annual average growth rate.

The electricity and power sector account for the largest share of the project pipeline value at US$422.9 billion; this is followed by rail projects; airport and other infrastructure projects, road projects which make up for US$110.9 billion and water and sewerage projects valued at US$86.8 billion.

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The public sector is expected to finance 48.3% of the total value of infrastructure projects in the pipeline, while 31.6% are expected to be financed by the private sector (the majority of which are electricity and power projects). The remaining 20% will be financed by a mix of public and private sources.

Trump Administration in February 2018; released its infrastructure initiative to modernize the country's infrastructure. The initiative, which is estimated to cost US$200 billion, seeks to spur US$1.5 trillion billion in state, local and private infrastructure investments over the next ten years, by giving incentives to project sponsors that can demonstrate innovative approaches to create new revenue sources for projects and improve procurement practices and project implementation. The infrastructure initiative also seeks to support rural communities through rural project grants, and speed up the delivery of large-scale infrastructure projects across the country with increased federal loan support.

Reduced tax rates and deregulation are expected to boost overall investment levels over the coming years, especially in the telecommunications, energy and air transportation sectors. States and local governments are pushing for higher gas tax and user fees in order to increase revenues for public works, while the Trump administration is seeking to harness private capital to take advantage of government spending on infrastructure at the federal, state and local levels.

Current Status of SODE:

Organization and History

Social Detention, Inc. (the "Company” or “Social Detention”) was incorporated in the State of Colorado on May 20, 2015. On May 31, 2015 Chenghui Realty Holding Company, Colorado. merged with Chenghui Realty Holding Company of Colorado, with the Colorado entity being the surviving entity. The surviving entity was then renamed Social Detention, Inc.

On September 26, 2016, Social Detention, Inc., a Delaware corporation, acquired an ownership interest in Social Detention, Inc., a Colorado Corporation and its assets which in turn had acquired total interest in RL Consulting, a closely held company. Social Detention, Inc., of Colorado was the surviving entity.

The Company is a Colorado corporation organized for the purpose of engaging in any lawful business. The Company’s acquisition of RL Consulting gives it a basis of operations in the security infrastructure and any other related business activities as of the date of these financial statements. The Company currently trades on the Pink Sheet under the symbol “SODE”. The Company's fiscal period end is December 31.

Business Model

RL Consulting (RLC), will generate revenue through earnings percentages from its subsidiary companies. In turn, SODE will support each one of its subsidiary companies through access to resources and capital that will support their growth.

B.       The Offering

The Company is offering a maximum of 500,000,000 Common Stock Shares at a price of $0.01 per Share, with all Shares having a par value of $0.001.

C.       Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered. Those factors include but are not limited to unanticipated obstacles to execution of the business plan, general economic factors, Management’s inability to foresee market downturns and other unforeseen events.

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D.       Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development and growth of the Company’s Subsidiary’s products and services. See “USE OF PROCEEDS” section.

E.       Common Stock Shares

Upon the sale of the maximum number of Common Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common stock will be held as follows:

○	Company Founders & Current Shareholders	28%
○	New Shareholders	72%

F.       Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

G.       Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock.

H.       Company Stock Options

The Company has no outstanding stock options.

I.       Company Convertible Securities

The Company has the following convertible Preferred Shares issued and outstanding:

Class A Preferred Stock –1,000,000 shares outstanding convertible at the ratio of 1 to 1, with voting rights of 100,000 per each share held.

Class B Preferred Stock – 11,000,000 shares outstanding convertible at the rate of 1,000 to 1, with 1 vote for every share held, holders of these shares are restricted to only allow conversion up to a maximum of 9.9% of the issued and outstanding shares in the company at the time of conversion.

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J.       Stock Option Plan

The Board has adopted a stock option plan and that is being administered by the Board of Directors. The Board has the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

K.       Stock Transfer Agent

Pacific Stock Transfer

6725 Via Austi Pkwy, STE 300

Las Vegas, NV 89449-3553

Phone (702) 361-3033

L.       Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 500,000,000 Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold.

ITEM 8. DESCRIPTION OF PROPERTY.

The Company does not own any real estate. The Company’s address is 3000 F Danville Blvd, Suite 145 Alamo CA 94507. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Forward-Looking Statements

The following Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes thereto included elsewhere in this Annual Report. The Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements in this Annual Report. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risks Factors” in our various filings with the Securities and Exchange Commission. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Annual Report.

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Financial Condition and Results of Operations

We have incurred losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long-term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities, including in connection with this offering.

Results of Operations

Revenues for the fiscal period ended June 30, 2020 were $226,780 with operating expenses of $217,500. Revenues for the fiscal year ended December 31, 2019 were $816,614. We incurred $870,583 in operating expenses. Revenues for the fiscal year ended December 31, 2018 were $2,927,880. We incurred $2,569,593 in operating expenses. These expenses related principally to our engagement of independent contractors to push our business forward and develop sales. Revenues were generated via our infrastructure and construction services.

Plan of Operation and Funding

We expect that working capital requirements will continue to be funded through related party advances in the near term as we prepare for future capital raise through an issuance of securities. We have no guarantees or firm commitments that the related party advances will continue in the near term. Our working capital requirements are expected to increase with the growth of our business.

Existing working capital, further advances, capital raises and anticipated cash flow are expected to be adequate to fund our operations over the next twelve months. We have no lines of credit or other bank financing arrangements. Generally, we have financed operations to date through related party advances and proceeds from the sale of our common stock.

Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

We believe that the proceeds of this offering, even if we are only able to sell 25% of the shares offered, will provide sufficient funding for our operations for at least the next 12 months.

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ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a) Directors and Executive Officers.

A. Directors and Executive Officers. The current officers and directors will serve for one year or until their respective successor(s) are elected and qualified.

Name	Position
Mr. Robert Legg (Age: 51)	Chief Executive Officer and Chief Accounting Officer

Robert Legg, CEO SODE, - Mr. Legg is a seasoned turnaround specialist. Mr. Legg’s ability to turnaround a company typically takes anywhere from 6 to 24 months depending on the size of the organization and the complexity of the situations that need to be rectified. Mr. Legg has over 30 years of experience building and leading publicly traded companies. and consulted with many companies to help them increase their values.

For more about Mr. Legg, please visit: https://www.linkedin.com/in/robert-Legg-09b93314/

B. Significant Employees. All Members of Social Detention, Inc. as listed above are each considered “Significant Employees” and are each “Executive Officers” of the Company. The Company would be materially adversely affected if it were to lose the services of any member of Social Detention, Inc. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings. There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

ITEM 11. EXECUTIVE COMPENSATION.

2019 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2019 and 2018.

(a) Name and Principal Position (1)	(b) Year	(c) Salary ($)	(d) Stock Awards ($)	(e) Option Awards ($) (2)	(f) Non-Equity Incentive Plan Compensation ($) (3)	(g) All Other Compensation ($)	(h) Total ($)
Robert Legg
Chief Executive Officer	2019	$--	$–	$–	$–	$–	$–
	2018	$–	$–	$–	$–	$–	$–

(1)	The amount in column (e) reflects the grant date fair value of stock options granted in the associated fiscal year granted pursuant to the Company’s 2020 Stock Incentive Plan, computed in accordance with FASB ASC Topic 718. For further information on these awards, see NOTE 9 — SHARE-BASED COMPENSATION in the unaudited financial statements included in this filing.

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ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Offering Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company. Also included are the shares held by all executive officers and directors as a group.

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Robert Legg Chief Executive Officer Social Detention, Inc. 3000 W Danville Blvd Alamo, CA 94507	Common Stock: 95,089,906 Shares (54.71%) Preferred Stock: 1,000,000 Series A Preferred Shares 11,000,000 Series B Preferred Shares	Common Stock: 100,000,000 Shares (15.8%) Preferred Stock: 1,000,000 Series A Preferred Shares (100%) 11,000,000 Series B Preferred Shares (100%)

Mr. Hui Chen Chief Operating Officer 7122 S. Sheridan Rd. Tulsa, OK 74133	Common Stock: 53,138,400 Shares (27.2%) Preferred Stock: No Shares	Common Stock: 53,138,400 Shares (7.6%) Preferred Stock: No Shares

New Shareholders from this Offering Social Detention, Inc., Inc.	Common Stock: No Shares Preferred Stock: No Shares	Common Stock:500,000,000 Shares (71.9%) Preferred Stock: No Shares

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Our majority voting shareholder is Mr. Robert Legg the Company’s Chief Executive Officer. Upon the completion of this Offering, Mr. Legg will continue to own the majority of the issued and outstanding voting control of the Company as the Series A Preferred Stock, which grants to Mr. Legg 99.92% of the voting control of the Company via its 100,000 to 1 voting right and his ownership of all 1,000,000 shares of Series A stock available. Consequently, these shareholders control the operations of the Company and will have the ability to control all matters submitted to Stockholders for approval, including:

•	Election of the board of directors;
•	Removal of any directors;
•	Amendment of the Company’s certificate of incorporation or bylaws and
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Legg will thus have complete control over the Company’s management and affairs. Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to us, our industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

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ITEM 14. SECURITIES BEING OFFERED.

Common Stock Shares

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 500,000,000 Common Stock Shares, (2) One Year from the date this Offering begins, or (3) a date prior to one year from the date this Offering begins that is so determined by the Company’s Management (the “Offering Period”).

The Common Stock Shares are being offered by the Company on a “Best Efforts” basis and initially without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold.

The Securities to be offered with this proposed offering shall be initially offered by Company, mainly by Mr. Robert Legg, the Company’s Chief Executive Officer. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of five to ten percent of the offering proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s securities. The Company’s FINRA Broker dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants” of up to 10% of the shares sold. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either after or before the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Purchase Questionnaire and Subscription Agreement and Form W-9 to Social Detention, Inc. and either mail or wire funds for its total subscription amount in accordance with the instructions included in the Subscription Package.

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The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A.

(a)	Description of Company Common Stock.

As of December 31, 2020, Social Detention had an authorized common stock capital of 200,000,000 shares with a par value of $.001. Authorized preferred stands at 25,000,000 shares with a par value of $.001. These numbers remain unchanged as of the date of this filing and the Company has no current plans for any increase thereof.

Issued and Outstanding Common Stock

As of December 31, 2020, Social Detention had a total of 183,753,333 Common Shares outstanding.

The Company has not entered into any agreement to promote its stock nor has it authorized any third party to conduct any type of promotion on its behalf.

Authorized and Issued and Outstanding Preferred Stock

As of December 31, 2020, Social Detention had authorized 1,000,000 Class A Preferred Shares of which 1,000,000 are outstanding.

As of December 31, 2020, Social Detention had authorized 11,000,000 Class B Preferred Shares of which 11,000,000 are outstanding.

Security Holders

As of June 30, 2020 – 183,753,333 shares of the Company’s Common Stock outstanding, which were held of record by approximately 53 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Colorado. Colorado General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Colorado’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

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Colorado’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

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SOCIAL DETENTION UNAUDITED BALANCE SHEET & FINANCIAL STATEMENTS

Issuer’s most recent Consolidated Balance Sheet & Financial Statements

For the period ended June 30, 2020

F-1

Social Detention, Inc.

Consolidated Balance Sheets

(Unaudited subject to change)

	June 30,	June 30,
	2020	2019
ASSETS
Current assets
Cash in bank	$20,520	$165,400
Accounts receivable	191,125	25,800
Total Current assets	211,645	191,200

Other assets
Long term investment	28,300	28,300
Total other assets	28,300	28,300

Total Assets	$239,945	$219,500

LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$146,951	$–
Advances payable	–	–
Note payable - related party	–	–
Notes payable	36,629	16,300
Total current liabilities	183,580	16,300

Stockholders' Deficit
Preferred stock, 25,000,000 shares authorized with $0.001 par value. 12,000,000 Preferred shares issued or outstanding	12,000	12,000
Common stock, 200,000,000 shares authorized with $0.001 par value. 183,753,333 issued and outstanding at each period respectively	183,753	183,753
Additional paid in capital	25,933	220,847
Consolidation accounting	–	(369,647)
Accumulated deficit	(144,542)	121,136
Net Income	(20,779)	35,111
Total Stockholders' Deficit	56,365	203,200

Total Liabilities and Stockholders' Deficit	$239,945	$219,500

The accompanying notes are an integral part of these financial statements.

F-2

Social Detention, Inc.

Consolidated Statements of Operations

(Unaudited subject to change)

	Period Ended	Period Ended
	June 30,	June 30,
	2020	2019

REVENUE
Income	$366,305	$481,059
Prepaid Expenses	–	–
GROSS PROFIT	366,305	481,059

Operating Expenses:
Advertising	943	930
Automobile	–	14,782
Contracted Services	–	77,523
Loan Short Term	25,863	–
General and administrative	–	–
Goodwill Impairment	–	–
Insurance Expense	19,394	20,505
Materials	21,494	221,719
Office Supplies	3,004	1.700
Rental Equipment	–	22,838
Subcontractors	308,795	84,091
Total Interest Expenses	1,498	–
Travel Expenses	6,093	1,860
Total operating expenses	387,084	445,948

Income (loss) from operations	(20,779)	$35,111

Other income (expense)
Interest expense	–	–
Other income (expense) net	–	–

Net income (loss)	$(20,779)	$35,111

Net income (loss) per share
(Basic and fully diluted)	$0.0019	$0.0004

Weighted average number of common shares outstanding	183,753,333	183,753,333

The accompanying notes are an integral part of these financial statements.

F-3

Social Detention, Inc.

Condensed Consolidated Statement of Changes in Stockholders ' Deficit

(Unaudited subject to change)

	Common Stock		Preferred Stock				Accumulated	Stockholders’
		Amount		Amount	Paid in	Consolidation	Equity	Equity
	Shares	($0.001 Par)	Shares	($0.001 Par)	Capital	Accounting	(Deficit)	(Deficit)

Balances - Dec 31, 2017	183,753,333	$183,753	12,000,000	$12,000	$–	$(272,522)	$232,847	$$417,240

Changes	–	–	–	–	220,847	(97,125)	137,440	261,162

Balances - Dec 31, 2018	183,753,333	$183,753	12,000,000	$12,000	$220,847	$(369,647)	$370,287	$$417,240

Changes	–	–	–	–	–	–	(298,732)	(298,732)

Balances - Dec 31, 2019	183,753,333	$183,753	12,000,000	$12,000	$220,847	$(369,647)	$71,555	$118,508

Changes	–	–	–	–	(194,914)	369,647	(236,876)	(62,143

Balances - June. 30, 2020	183,753,333	$183,753	12,000,000	$12,000	$25,933	$–	$(165,321)	$ $ 56,365

The accompanying notes are an integral part of these financial statements.

F-4

Social Detention, Inc.

Consolidated Condensed Statement of Cash Flows

(Unaudited subject to change)

	For Period ended	For Period ended
	June 30,	June 30,
	2020	2019
Cash Flows From Operating Activities
Net Income (Loss)	$(20,779)	$35,111
Amortization and Impairment	–	–
Depreciation	–	–
Adjustments to Reconcile from Net Loss to Net Cash Used In Operating Activities	(20,779)	35,111
Accounts Payable	146,951	(323,000)
Accounts Receivable	(161,505)	643,163
Accrued Interest	–	–
Other Accrued Expenses	20,239	–
Changes in Operating Assets and Liabilities	(15,004)	355,274

Net Cash Used by Operating Activities	(35,783)	(249,151)

Paid in Capital	(194,914)	–
Consolidated Accounting	369,647	–
Retained Earnings	(216,097)	(249,151)
Shares Issued for Cash	–	–
Cash Flows from Financing Activities	(41,364)	–

Net Increase /(Decrease) in Cash	(56,368)	106,123
Cash Beginning of Period	76,888	59,277
Cash, End of Period	$20,520	$165,400

The accompanying notes are an integral part of these condensed financial statements.

F-5

NOTES TO FINANCIAL STATEMENTS

June 30, 2020

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Organization and History

Social Detention, Inc. (the "Company” or “Social Detention”) was incorporated in the State of Colorado on May 20, 2015.

It currently trades on the Pink Sheet under the symbol “SODE”. The Company's fiscal period end is Dec 31st.

The financial statements include the Company and its wholly owned subsidiaries; all significant inter- company balances and transactions are eliminated.

Management, Operations and Risk

Social Detention is in the business of building infrastructure. With its acquisition of RL Consulting, it has a long history of successful contract awards, and has launched a program whereby it intends to grow through acquisition in the coming fiscal year. The president, Mr. Robert Legg has been able to build these companies in the past a from startup to companies that generate over $15M in annual revenues. He intends to build a network of small providers into a large network that will both be able to provide synergistic support to the other parties, by means of production capabilities, financing and other relationships. To the bigger benefit of shared contracts. The goal in the next year is to acquire 3-5 smaller entities that are generating between $1-5M in revenue a year today, and to be able to secure over $15M in contracts for each in the coming 12 months.

Authorized Common Stock

As of June 30, 2020, Social Detention had an authorized common stock capital of 200,000,000 shares with a par value of $.001. Authorized preferred stands at 25,000,000 shares with a par value of $.001. These numbers remain unchanged as of the date of this filing and the Company has no current plans for any increase thereof.

Issued and Outstanding Common Stock

As of June 30, 2020, Social Detention had a total of 183,753,333 Common Shares outstanding.

The Company has not entered into any agreement to promote its stock nor has it authorized any third party to conduct any type of promotion on its behalf.

Authorized and Issued and Outstanding Preferred Stock

As of June 30, 2020, Social Detention had authorized 1,000,000 Class A Preferred Shares of which 1,000,000 are outstanding.

As of June 30, 2020, Social Detention had authorized 11,000,000 Class B Preferred Shares of which 11,000,000 are outstanding.

Transfer Agent

During the quarter ended June 30, 2020, the Company’s transfer agent, Pacific Stock Transfer, and the Company have reconciled the transfer agent records with the records of the Company and those of the State of Colorado.

Additional Organizational Items

None

F-6

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties and all highly liquid investments with an original maturity of three months or less as cash equivalents.

Revenue recognition

The Company has realized revenues from operations. The Company recognizes revenues when a contract is awarded and work has been commenced and it is under a bond. there is a contract for services and acceptance has been approved by the customer, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. Net sales will be comprised of gross revenues less expected returns, trade discounts, and customer allowances that will include costs associated with off-invoice markdowns and other price reductions, as well as trade promotions and coupons. The incentive costs will be recognized at the later of the date on which the Company recognized the related revenue or the date on which the Company offers the incentive.

Basic and Diluted Loss per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common share during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Diluted loss per share excludes all potential common shares if their effect is anti-dilutive.

Income Taxes

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

The Company maintains a valuation allowance with respect to deferred tax asset. Social Detention establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change estimate.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of FASB Accounting Standards Codification for its long-lived assets. The Company’s long–lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

The company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the assets expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

F-7

The Company considers the following to be some examples of important indicators that may trigger an impairment review; (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner of use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, are included in operating expenses in the accompanying statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Fair value of Financial Instruments

The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies. The carrying amounts of financial instruments including cash approximate their fair value because of their short maturities.

Long Lived Assets

In accordance with ASC 350 the Company regularly reviews the carrying value of intangible and other long-lived assets for the existence of facts or circumstances both internally and externally that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long-lived asset exceeds its fair value.

Stock-based Compensation

The Company accounts for stock-based compensation issued to employees based on FASB accounting standard for Share Based Payment. It requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). It requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of the FASB accounting standard includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

F-8

Recent pronouncements

Management has evaluated accounting standards and interpretations issued but not yet effective as of June 30, 2020, and does not expect such pronouncements to have a material impact on the Company’s financial position, operations, or cash flows.

NOTE 3 – STOCKHOLDER’S DEFICIT

The total number of common shares authorized that may be issued by the Company is 200,000,000 shares with a par value of $0.001 per share. The Company is authorized to issue 25,000,000 shares of preferred stock with a par value of $0.001 per share. As at June 30, 2020 there are Twelve million preferred shares issued.

As at June 30, 2020 the total number of common shares outstanding was 183,753,400. The Company has an ongoing program of private placements to raise funds to support the operations.

NOTE 4 – GOING CONCERN

The company has been profitable and although these financial statements are not audited it is management’s opinion that an auditor would not express a “going concern” statement. The Company has an accumulated profit of $47,555 and while it is still reliant on raising money for operations by seeking loans and selling its common stock, the operations are profitable.

NOTE 5 – RELATED PARTY NOTE

As at June 30, 2020 the Company owes $12,000 to Robert Legg on a zero interest note

NOTE 6 - SUBSEQUENT EVENTS

The Company has investigated and determined that there are no substantive events that have occurred since the end of this reporting period and the date of the filing of theses financial statements.

F-9

SOCIAL DETENTION UNAUDITED BALANCE SHEET & FINANCIAL STATEMENTS

Issuer’s most recent Consolidated Balance Sheet & Financial Statements for the

Year ended December 31, 2019

F-10

Social Detention, Inc.

Consolidated Balance Sheets

(Unaudited subject to change)

	December 31,	December 31,
	2019	2018
ASSETS

Current assets
Cash in bank	$76,888	$59,277
Accounts receivable	29,620	668,963
Total Current assets	106,508	728,240

Other assets
Long term investment	28,300	28,300
Total other assets	28,300	28,300

Total Assets	$134,808	$756,540

LIABILITIES & STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$–	$323,000
Advances payable	–	–
Note payable - related party	16,300	16,300
Notes payable	–	–
Total current liabilities	16,300	339,300

Stockholders' Deficit
Preferred stock, 25,000,000 shares authorized with $0.001 par value. 12,000,000 shares issued or outstanding	12,000	12,000
Common stock, 200,000,000 shares authorized with $0.001 par value. 183,753,333 issued and outstanding at each period respectively	183,753	183,753

Additional paid in capital	220,847	220,847
Consolidation accounting	(369,647)	(369,647)
Accumulated deficit	71,555	370,287
	–	–
Total Stockholders' Deficit	118,508	417,240

Total Liabilities and Stockholders' Deficit	$134,808	$756,540

The accompanying notes are an integral part of these financial statements.

F-11

Social Detention, Inc.

Consolidated Statements of Operations

(Unaudited subject to change)

	Period Ended	Period Ended
	December 31,	December 31,
	2019	2018

REVENUE
Income	$816,614	$2,927,880
Prepaid Expenses	–	–
GROSS PROFIT	816,614	2,927,880

Operating Expenses:
Advertising	1,560	3,600
Automobile	22,861	23,400
Contracted Services	153,296	1,503,062
Depreciation Expense	–	5,900
General and administrative	–	11,200
Goodwill Impairment	–	19,840
Insurance Expense	39,499	24,300
Materials	289,813	669,580
Office Supplies	4,406	57,633
Rental Equipment	26,038	42,478
Subcontractors	330,051	180,000
Total Interest Expenses	–	15,600
Travel Expenses	3,060	13,000
Total operating expenses	870,583	2,569,593

Income (loss) from operations	(53,969)	358,287

Other income (expense)
Interest expense	–	–
Other income (expense) net	–	–

Net income (loss)	$(53,969)	$358,287

Net income (loss) per share (Basic and fully diluted)	$0.0019	$0.0019

Weighted average number of common shares outstanding	183,753,333	183,753,333

The accompanying notes are an integral part of these financial statements.

F-12

Social Detention, Inc.

Condensed Consolidated Statement of Changes in Stockholders ' Deficit

(Unaudited subject to change)

	Common Stock		Preferred Stock				Accumulated	Stockholders'
		Amount		Amount	Paid in	Consolidation	Equity	Equity
	Shares	($0.001 Par)	Shares	($0.001 Par)	Capital	Accounting	(Deficit)	(Deficit)

Balances - Dec 31, 2017	183,753,333	$183,753	12,000,000	$12,000	$0	$(272,522)	$232,847	$156,078

Changes	–	–	–	–	$220,847	$(97,125)	$137,440	$261,162

Balances - Dec 31, 2018	183,753,333	$183,753	12,000,000	$12,000	$220,847	$(369,647)	$370,287	$417,240

Changes	–	–	–	–	$–	$–	$(298,732)	$(298,732)

Balances - Dec. 31, 2019	183,753,333	$183,753	12,000,000	$12,000	$220,847	$(369,647)	$71,555	$118,508

The accompanying notes are an integral part of these financial statements.

F-13

Social Detention, Inc.

Consolidated Condensed Statement of Cash Flows

(Unaudited subject to change)

	For Year ended	For Year ended
	December 31,	December 31,
	2019	2018
Cash Flows From Operating Activities
Net Income (Loss)	$(53,969)	$358,287

Amortization and Impairment	–	–
Depreciation	–	–
Adjustments to Reconcile from Net Loss to Net Cash Used In Operating Activities	(53,969)	358,287

Accounts Payable	(323,000)	315,125
Accounts Receivable	639,343	(559,963)
Accrued Interest	–	–
Other Accrued Expenses	–	–
Changes in Operating Assets and Liabilities	316,343	(244,838)

Net Cash Used by Operating Activities	262,374	113,449

Paid in Capital	–	220,847
Consolidated Accounting	–	(97,125)
Retained Earnings	(244,763)	(220,847)
Shares Issued for Cash	–	–
Cash Flows from Financing Activities	(244,763)	(97,125)

Net Increase /(Decrease) in Cash	17,611	16,324
Cash Beginning of Period	59,277	42,953
Cash, End of Period	$76,888	$59,277

The accompanying notes are an integral part of these condensed financial statements.

F-14

NOTES TO FINANCIAL STATEMENTS

December 31, 2019

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Organization and History

Social Detention, Inc. (the "Company” or “Social Detention”) was incorporated in the State of Colorado on May 20, 2015.

It currently trades on the Pink Sheet under the symbol “SODE”. The Company's fiscal period end is December 31st.

The financial statements include the Company and its wholly owned subsidiaries; all significant inter- company balances and transactions are eliminated.

Management, Operations and Risk

Social Detention is in the business of building infrastructure. With its acquisition of RL Consulting, it has a long history of successful contract awards, and has launched a program whereby it intends to grow through acquisition in the coming fiscal year. The president, Mr. Robert Legg has been able to build these companies in the past a from startup to companies that generate over $15M in annual revenues. He intends to build a network of small providers into a large network that will both be able to provide synergistic support to the other parties, by means of production capabilities, financing and other relationships. To the bigger benefit of shared contracts. The goal in the next year is to acquire 3-5 smaller entities that are generating between $1-5M in revenue an year today, and to be able to secure over $15M in contracts for each in the coming 12 months.

Authorized Common Stock

As of December 31, 2019, Social Detention had an authorized common stock capital of 200,000,000 shares with a par value of $.001. Authorized preferred stands at 25,000,000 shares with a par value of $.001. These numbers remain unchanged as of the date of this filing and the Company has no current plans for any increase thereof.

Issued and Outstanding Common Stock

As of December 31, 2019, Social Detention had a total of 183,753,333 Common Shares outstanding.

The Company has not entered into any agreement to promote its stock nor has it authorized any third party to conduct any type of promotion on its behalf.

Authorized and Issued and Outstanding Preferred Stock

As of December 31, 2019, Social Detention had authorized 1,000,000 Class A Preferred Shares of which 1,000,000 are outstanding.

As of December 31, 2019, Social Detention had authorized 11,000,000 Class B Preferred Shares of which 11,000,000 are outstanding.

Transfer Agent

During the quarter ended December 31, 2019, the Company’s transfer agent, Pacific Stock Transfer, and the Company have reconciled the transfer agent records with the records of the Company and those of the State of Colorado.

F-15

Additional Organizational Items

None

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents

The Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties and all highly liquid investments with an original maturity of three months or less as cash equivalents.

Revenue recognition

The Company has realized revenues from operations. The Company recognizes revenues when a contract is awarded and work has been commenced and it is under a bond. there is a contract for services and acceptance has been approved by the customer, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable. Net sales will be comprised of gross revenues less expected returns, trade discounts, and customer allowances that will include costs associated with off-invoice markdowns and other price reductions, as well as trade promotions and coupons. The incentive costs will be recognized at the later of the date on which the Company recognized the related revenue or the date on which the Company offers the incentive.

Basic and Diluted Loss per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common share during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Diluted loss per share excludes all potential common shares if their effect is anti-dilutive.

Income Taxes

The Company accounts for income taxes pursuant to ASC 740. Under ASC 740 deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.

The Company maintains a valuation allowance with respect to deferred tax asset. Social Detention establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change estimate.

F-16

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of FASB Accounting Standards Codification for its long-lived assets. The Company’s long –lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

The company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the assets expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review; (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner of use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, are included in operating expenses in the accompanying statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and D7losure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Fair value of Financial Instruments

The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies. The carrying amounts of financial instruments including cash approximate their fair value because of their short maturities.

Long Lived Assets

In accordance with ASC 350 the Company regularly reviews the carrying value of intangible and other long lived assets for the existence of facts or circumstances both internally and externally that suggest impairment. If impairment testing indicates a lack of recoverability, an impairment loss is recognized by the Company if the carrying amount of a long lived asset exceeds its fair value.

F-17

Stock-based Compensation

The Company accounts for stock-based compensation issued to employees based on FASB accounting standard for Share Based Payment. It requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). It requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of the FASB accounting standard includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

Recent pronouncements

Management has evaluated accounting standards and interpretations issued but not yet effective as of December 31, 2019, and does not expect such pronouncements to have a material impact on the Company’s financial position, operations, or cash flows.

NOTE 3 – STOCKHOLDER’S DEFICIT

The total number of common shares authorized that may be issued by the Company is 200,000,000 shares with a par value of $0.001 per share. The Company is authorized to issue 25,000,000 shares of preferred stock with a par value of $0.001 per share. As at December 31, 2019 there are twelve million preferred shares had been issued.

As at December 31, 2019 the total number of common shares outstanding was 183,753,400. The Company has an ongoing program of private placements to raise funds to support the operations.

NOTE 4 – GOING CONCERN

The company has been profitable and although these financial statements are not audited it is management’s opinion that an auditor would not express a “going concern” statement. The Company has an accumulated profit of $47,555 and while it is still reliant on raising money for operations by seeking loans and selling its common stock, the operations are profitable.

NOTE 5 – RELATED PARTY NOTE

As at December 31, 2019 the Company owes $12,000 to Robert Legg on a zero interest note

NOTE 6 - SUBSEQUENT EVENTS

The Company has investigated and determined that there are no substantive events that have occurred since the end of this reporting period and the date of the filing of theses financial statements.

F-18

PART III

EXHIBIT INDEX

Exhibit	Exhibit Description

2.1*	Articles of Incorporation, as currently in effect
2.2*	Bylaws, as currently in effect
4.1**	Subscription Agreement
6.1*	2020 Stock Incentive Plan
12*	Opinion of Counsel, regarding the legality of the securities being registered

____________________

* Incorporated by reference herein from the Company’s Form 1-A Amendment filed on July 2, 2020

** Incorporated by reference herein from the Company’s Form 1-A Amendment filed on August 12, 2020

III-1

SIGNATURES

Pursuant to the Requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 24, 2020.

Social Detention, Inc.

By:	Mr. Robert Legg

/s/ Robert Legg
Name:	Mr. Robert Legg
Title:	Chief Executive Officer and Director (principal executive officer, principal accounting officer)

III-2